UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2006
SCHERING-PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-6571 (Commission File Number)	22-1918501 (IRS Employer Identification Number)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 15, 2006 Schering-Plough Corporation announced that Steven H. Koehler will become Vice President and Controller and Schering-Plough’s Principal Accounting Officer effective March 20, 2006.
Mr. Koehler replaces current Vice President, Controller and Principal Accounting Officer, Douglas J. Gingerella, who will become Vice President focusing on the Company’s Value Enhancement Initiative (VEI), effective March 20, 2006.
Mr. Koehler, 55, will join Schering-Plough from The Medicines Company, where he served as Chief Financial Officer and Treasurer since 2002, and Senior Vice President since 2004. From 2002 to 2004, he also served as Corporate Secretary. Prior to The Medicines Company, Mr. Koehler served as Vice President of Finance and Chief Financial Officer of Vion Pharmaceuticals from 2001 to 2002.
Under an agreement with the Company, in the event of a change of control, Mr. Koehler will be provided with compensation and benefits arrangements substantially identical to those included in the form of employment agreement effective upon a change of control filed as Exhibit 10(e)(vi) to the Company’s 10-K for the year ended December 31, 2004.
A press release dated March 15, 2006 related to these appointments is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated March 15, 2006, entitled “Schering-Plough Announces Changes in Executive Finance Positions.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Schering-Plough Corporation

By:   /s/ Susan Ellen Wolf
Susan Ellen Wolf
Corporate Secretary, Vice President, Corporate Governance
and Associate General Counsel
Date: March 15, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 15, 2006, entitled “Schering-Plough Announces Changes in Executive Finance Positions.”